                                                                    EXHIBIT 99.1

                      FIRST INDUSTRIAL REALTY TRUST REPORTS
                              THIRD QUARTER RESULTS


                  o  EARNINGS PER SHARE INCREASE 12.1%

                  o  5.7 MILLION SQUARE FEET LEASED IN THIRD QUARTER

                  o  OCCUPANCY IMPROVES TO 87.7%

                  o  HIGH TENANT RETENTION AT 79.8%

CHICAGO, October 22, 2003 - First Industrial Realty Trust, Inc. (NYSE: FR), the nation's largest provider of diversified industrial real estate, announced results for the quarter ended September 30, 2003. Fully-diluted earnings per share, including income from discontinued operations and before extraordinary items (EPS), was $0.65 compared to $0.58 per share for the same quarter last year, representing an increase of 12.1 percent. Earnings in the quarter were $25.7 million compared to $23.2 million for the same quarter last year, representing an increase of 10.8 percent year over year. For the nine months ended September 30, 2003, EPS increased 2.9 percent to $1.77 from $1.72.

Results for the nine months ended September 30, 2002 have been adjusted to comply with the Securities and Exchange Commission's (the "SEC") July 31, 2003 clarification on Emerging Issues Task Force ("EITF") Abstract, Topic No. D 42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock" ("EITF 42"). This clarification of EITF 42, states that for the purpose of calculating the excess of (1) fair value of the consideration to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification is effective in the first fiscal period ending after September 15, 2003 and requires prior periods to be reclassified. Accordingly, the application of this clarification results in a $0.08 reduction in EPS and funds from operations (FFO) per share/unit for the nine months ended September 30, 2002 for the initial issuance costs of the Company's 8.75%, $.01 par value, Series B Cumulative Preferred Stock, which the Company redeemed on May 14, 2002. The application of this clarification does not impact 2003 EPS or FFO per share/unit.

                                     -more-

"The industrial market exhibited signs of firming and during the quarter we experienced sequential improvement in occupancy, tenant retention and same property net operating income," said Mike Brennan, president and chief executive officer. "Our team continues to execute on the leasing front, having completed leases on 5.7 million square feet in the third quarter, and our capital recycling program again produced significant profits for shareholders, generating a record $16.0 million in profits in the third quarter."

A summary of the Company's portfolio and investment performance and solid financial position is listed below:

Portfolio Performance

o For the quarter, leased 5.7 million square feet and year-to-date leased 15.9 million square feet.

o  Occupancy increased to 87.7% and tenant retention was 79.8%.

o  Actual cash-on-cash rents declined 6.4%.

o  Same property net operating income (NOI) declined by 4.5%.

Investment Performance

o For the quarter, net economic gains were $16.0 million, comprised of $9.6 million from existing property sales, $5.3 million from merchant development/redevelopment and $1.1 million from land sales. Year-to-date, net economic gains were $39.4 million, comprised of $22.6 million from existing property sales, $14.0 million from merchant development/redevelopment and $2.8 million from land sales.

o For the quarter, acquired $30.1 million of property, comprising 1.0 million square feet, at a stabilized weighted average 11.9% capitalization (cap) rate. Year-to-date, acquired $161.1 million of property, comprising 4.7 million square feet, at a stabilized weighted average 10.5% cap rate.

o For the quarter, placed in service $25.1 million of new developments comprising 503,654 square feet, with an expected aggregate first-year stabilized yield of approximately 9.5%. Year-to-date, placed in service $46.4 million of new developments comprising 1.0 million square feet, with an expected aggregate first-year stabilized yield of approximately 9.5%.

o Development under construction at the end of the quarter stood at $173.5 million with an expected aggregate first-year stabilized yield of 9.0%.

o For the quarter, sold 52 properties and 4 parcels of land for $143.3 million at a weighted average 8.3% cap rate and a weighted average 18.1% unleveraged internal rate of return (IRR). Year-to-date, sold 97 properties and 7 parcels of land for $287.6 million at a weighted average 8.5% capitalization (cap) rate and a weighted average 16.0% unleveraged internal rate of return (IRR). Proceeds from dispositions will be used to fund new investments pursuant to the Company's investment strategy.

o Third quarter property dispositions included $13.1 million of property sold to the Company's fund with the Kuwait Finance House (KFH). The fund's capitalization is now approximately $267 million.

o The pipeline of properties that the Company currently has under contract or letter of intent to purchase is over $130 million.

                                     -more-

Solid Financial Position

o Fixed-charge coverage improved sequentially to 2.4 times and interest coverage improved sequentially to 2.9 times.

o  Unencumbered assets represent 97.2% of total assets.

o The weighted average maturity of permanent debt is 10.9 years, one of the longest in the REIT industry.

o  100% of the Company's permanent debt is fixed rate.

Supplemental Reporting Measure

For the three months ended September 30, 2003, funds from operations (FFO) per share/unit was $0.88 on a fully-diluted basis and totaled $40.7 million. For the nine months ended September 30, 2003, FFO per share/unit was $2.51 and totaled $115.4 million. As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the three and nine months ended September 30, 2003, the Company computed FFO to be equal to net income available to common stockholders, plus depreciation/ amortization/impairment of real estate, minus accumulated depreciation/amortization/ impairment on real estate sold. For prior periods, including the three and nine months ended September 30, 2002, the Company computed FFO to be equal to net income available to common stockholders, excluding extraordinary gains/losses from debt restructuring and sales of depreciated property (other than net economic gains/losses from sales of properties related to the Company's Integrated Industrial Solutions(TM) activities), plus depreciation and amortization (other than amortization of deferred financing costs, interest rate protection agreements and corporate furniture, fixtures & equipment), and after adjustments for unconsolidated partnerships and joint ventures. For the three months ended September 30, 2002, FFO per share/unit was $0.94 on a fully-diluted basis and totaled $43.8 million. For the nine months ended September 30, 2002, FFO per share/unit was $2.62 and totaled $121.9 million.

Outlook for 2003 and 2004

"We are pleased with the leasing success we have had year to date and, in particular, with the sequential improvement in certain key portfolio statistics in the third quarter," Brennan continued. "While we believe this and other data point to a stabilization of overall market conditions, we expect the environment in general, and the economics of leasing in particular, to remain challenging until the economy more fully recovers.

"We are estimating full-year 2003 EPS in the range of $2.30 to $2.40. Sales volume in 2003 is assumed to be approximately $350 million to $450 million with a 8.5% to 9.5% average cap rate, with book gains from property sales/fees of between $85 million and $90 million, which equates to between $55 million and $60 million in economic profit contribution to FFO in 2003. Investment volume assumptions for 2003, which include both new developments and acquisitions, are approximately $300 million to $400 million with a 9.5% to 10.5% average cap rate. We assume no significant changes in our balance sheet structure.

"We are estimating full-year 2003 FFO per share/unit in the range of $3.40 to $3.50. For full-year 2003, we continue to expect to generate cash flow in excess of our common stock dividend."

                                     -more-

                                                                              Low End of           High End of
                                                                           Guidance for 2003    Guidance for 2003
                                                                            (Per share/unit)     (Per share/unit)
                                                                           ------------------   ------------------
Net Income Available to Common Stockholders                                            $ 2.30               $ 2.40
Add: Real Estate Depreciation/Amortization                                               1.77                 1.77
Less: Accumulated Depreciation/Amortization on Real Estate Sold                         (0.67)               (0.67)
                                                                           ------------------   ------------------
FFO                                                                                    $ 3.40               $ 3.50
                                                                           ==================   ==================



Brennan added, "We are initiating our guidance for full-year 2004 with an estimated EPS range of between $2.10 and $2.30. This estimate assumes slightly negative same property NOI growth in 2004. Sales volume in 2004 is assumed to be approximately $400 million to $500 million with a 8.5% to 9.5% average cap rate, with book gains from property sales/fees of between $87 million and $92 million. Investment volume assumptions for 2004, which include both new developments and acquisitions, are approximately $400 million to $500 million with a 9.5% to 10.5% average cap rate. We assume no significant changes in relative G&A or capital expenditures, nor do we assume any significant changes in our balance sheet structure. We estimate full-year 2004 FFO per share/unit in the range of $3.35 and $3.55, with first quarter 2004 FFO per share/unit in the range of $0.75 to $0.85. Our assumption for net economic gains for 2004 is between $57 million and $62 million."

                                                                            Low End of           High End of
                                                                           Guidance for          Guidance for
                                                                              1Q 2004              1Q 2004
                                                                         (Per share/unit)      (Per share/unit)
                                                                         ------------------    -----------------
Net Income Available to Common Stockholders                                          $ 0.44               $ 0.54
Add: Real Estate Depreciation/Amortization                                             0.48                 0.48
Less: Accumulated Depreciation/Amortization on Real Estate Sold                       (0.17)               (0.17)
                                                                         ------------------    -----------------
FFO                                                                                  $ 0.75               $ 0.85
                                                                         ==================    =================


                                                                            Low End of           High End of
                                                                         Guidance for 2004    Guidance for 2004
                                                                         (Per share/unit)      (Per share/unit)
                                                                         ------------------    -----------------
Net Income Available to Common Stockholders                                          $ 2.10               $ 2.30
Add: Real Estate Depreciation/Amortization                                             1.91                 1.91
Less: Accumulated Depreciation/Amortization on Real Estate Sold                       (0.66)               (0.66)
                                                                         ------------------    -----------------
FFO                                                                                  $ 3.35               $ 3.55
                                                                         ==================    =================


Brennan continued, "A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2003 or 2004. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure - with its offensive and defensive characteristics - will continue to support our efforts and prove its value."

                                     -more-

COMPANY INFORMATION

First Industrial Realty Trust, Inc., the nation's largest provider of diversified industrial real estate, serves every aspect of Corporate America's industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.

FORWARD-LOOKING INFORMATION

This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company's current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host a quarterly conference call at 10 a.m. CDT, 11 a.m. EDT, on Thursday, October 23, 2003. The call-in number is (800) 865-4460 and the passcode is "First Industrial." The conference call will also be available live on First Industrial's web site, www.firstindustrial.com, under the "Investor Relations" tab. Replay will also be available on the web site.

The company's third quarter supplemental information can be viewed on First Industrial's web site, www.firstindustrial.com, under the "Financials" tab. For a hard copy of the Company's quarterly supplemental information report or other investor materials, please contact:

                      Karen Henderson
                      First Industrial Realty Trust, Inc.
                      311 South Wacker Drive, Suite 4000
                      Chicago, IL  60606
                      Phone:  (312) 344-4335 - Facsimile:  (312) 922-9851


                                     -more-

                       FIRST INDUSTRIAL REALTY TRUST, INC.

                             SELECTED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT FOR PER SHARE/UNIT AND PROPERTY DATA)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     -----------------------------   -----------------------------
                                                                     SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                         2003            2002            2003            2002
                                                                     -------------   -------------   -------------   -------------
STATEMENT OF OPERATIONS AND OTHER DATA:

    Total Revenues                                                   $      86,560   $      81,504   $     262,518   $     239,033

    Property Expenses                                                       27,932          25,269          84,784          74,694
    General & Administrative Expense                                         6,525           3,759          20,512          13,782
    Interest Expense                                                        23,925          23,810          71,717          66,514
    Amortization of Deferred Financing Costs                                   444             505           1,319           1,464
    Amortization of Corporate F,F&E                                            328             266             955           1,090
    Depreciation and Amortization of Real Estate                            20,392          17,053          57,091          49,237
    Loss from Early Retirement of Debt(b)                                       --              --           1,466             888
                                                                     -------------   -------------   -------------   -------------

    Total  Expenses                                                         79,546          70,662         237,844         207,669

       INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET
              INCOME OF JOINT VENTURES, GAIN ON SALE OF REAL
              ESTATE AND INCOME ALLOCATED TO MINORITY INTEREST               7,014          10,842          24,674          31,364

    Equity in Net Income of Joint Ventures(d)                                  262             559             705           1,135
    Gain on Sale of Real Estate                                              4,641           8,176          11,259          18,360
    Minority Interest Allocable to Continuing Operations                      (999)         (2,156)         (3,187)         (4,249)
                                                                     -------------   -------------   -------------   -------------

       INCOME FROM CONTINUING OPERATIONS                                    10,918          17,421          33,451          46,610

    Income from Discontinued Operations (Including Gain on Sale of Real Estate of $21,837 and $6,895 for the Three
           Months Ended September 30, 2003 and 2002,
           respectively, and $54,686 and$32,206 for the Nine
           Months Ended September 30, 2003 and 2002,
           respectively(c))                                                 23,178          12,679          60,164          51,334
    Minority Interest Allocable to Discontinued Operations(c)               (3,402)         (1,870)         (8,898)         (7,695)
                                                                     -------------   -------------   -------------   -------------

       NET INCOME                                                           30,694          28,230          84,717          90,249


    Preferred Dividends                                                     (5,044)         (5,044)        (15,132)        (18,388)
    Redemption of Series B Preferred Stock(e)                                   --              --              --          (3,707)
                                                                     -------------   -------------   -------------   -------------

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                   $      25,650   $      23,186   $      69,585   $      68,154

    Add: Depreciation and Amortization of Real Estate - Including
         Discontinued Operations                                            20,852          19,056          59,527          56,352
    Add: Minority Interest                                                   4,401           4,026          12,085          11,944
    Add: Depreciation and Amortization of Real Estate - Joint
         Ventures(d)                                                           337             512           1,022             981
    Less: Accumulated Depreciation/Amortization on Real Estate Sold        (10,485)             --         (26,569)             --
    Less: Accumulated Depreciation/Amortization on Real Estate Sold
          and Non-IIS Gains (Losses)                                            --          (2,303)             --         (14,528)
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold-  Joint Ventures(d)                                             (31)           (705)           (253)           (976)
                                                                     -------------   -------------   -------------   -------------

       FUNDS FROM OPERATIONS ("FFO")(a)                              $      40,724   $      43,772   $     115,397   $     121,927

    Add: Loss From Early Retirement of Debt(b)                                  --              --           1,466             888
    Add: Restricted Stock Amortization                                       1,632           1,320           4,339           3,845
    Add: Amortization of Deferred Financing Costs                              444             505           1,319           1,464
    Add: Amortization of Corporate F,F&E                                       328             266             955           1,090
    Less: Non-Incremental Capital Expenditures                              (9,407)         (8,815)        (29,565)        (22,458)
    Less: Straight-Line Rent                                                  (528)           (859)         (1,214)         (1,543)
                                                                     -------------   -------------   -------------   -------------

       FUNDS AVAILABLE FOR DISTRIBUTION ("FAD")(a)                   $      33,193   $      36,189   $      92,697   $     105,213
                                                                     =============   =============   =============   =============

                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     -----------------------------   -----------------------------
                                                                     SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                         2003            2002            2003            2002
                                                                     -------------   -------------   -------------   -------------
       RECONCILIATION OF NET INCOME AVAILABLE TO
       COMMON STOCKHOLDERS TO EBITDA (a) AND NOI (a)

       NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                   $      25,650   $      23,186   $      69,585   $      68,154

    Add: Interest Expense                                                   23,925          23,810          71,717          66,514
    Add: Depreciation and Amortization of Real Estate                       20,852          19,056          59,527          56,352
    Add: Preferred Dividends                                                 5,044           5,044          15,132          18,388
    Add: Redemption of Series B Preferred Stock (e)                             --              --              --           3,707
    Add: Income Allocated to Minority Interest                               4,401           4,026          12,085          11,944
    Add: Loss From Early Retirement of Debt (b)                                 --              --           1,466             888
    Add: Amortization of Deferred Financing Costs                              444             505           1,319           1,464
    Add: Amortization of Corporate F,F&E                                       328             266             955           1,090
    Add: Depreciation and Amortization of Real Estate - Joint
         Ventures(d)                                                           337             512           1,022             981
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold-  Joint Ventures (d)                                            (31)           (705)           (253)           (976)
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold                                                             (10,485)             --         (26,569)             --
    Less: Accumulated Depreciation/Amortization on Real Estate
          Sold and Non-IIS Gains (Losses)                                       --          (2,303)             --         (14,528)
                                                                     -------------   -------------   -------------   -------------

       EBITDA (a)                                                    $      70,465   $      73,397   $     205,986   $     213,978

    Add: General and Administrative Expense                                  6,525           3,759          20,512          13,782
    Less: Net Economic Gains (Losses)                                      (15,993)        (12,768)        (39,376)        (36,038)
    Less: Equity in FFO of Joint Ventures (d)                                 (568)           (366)         (1,474)         (1,140)
                                                                     -------------   -------------   -------------   -------------

       NET OPERATING INCOME ("NOI") (a)                              $      60,429   $      64,022   $     185,648   $     190,582
                                                                     =============   =============   =============   =============


WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING - BASIC                    46,183          46,504          45,910          46,268
WEIGHTED AVG. NUMBER OF SHARES/UNITS OUTSTANDING - DILUTED                  46,292          46,709          46,003          46,565
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING - BASIC                          39,412          39,609          39,119          39,333
WEIGHTED AVG. NUMBER OF SHARES OUTSTANDING - DILUTED                        39,521          39,814          39,212          39,630

PER SHARE/UNIT DATA:

     FFO :

                                                 - Basic             $        0.88   $        0.94   $        2.51   $        2.64
                                                 - Diluted           $        0.88   $        0.94   $        2.51   $        2.62
     Income from Continuing Operations Less Preferred Stock
           Dividends and Redemption of Series B Preferred Stock
           Per Weighted Average Common Share Outstanding:
                                                 - Basic             $        0.15   $        0.31   $        0.47   $        0.62
                                                 - Diluted           $        0.15   $        0.31   $        0.47   $        0.62
     Net Income Available to Common Stockholders per Weighted
           Average Common Share Outstanding:
                                                 - Basic             $        0.65   $        0.59   $        1.78   $        1.73
                                                 - Diluted           $        0.65   $        0.58   $        1.77   $        1.72
     Dividends/Distributions                                         $      0.6850   $      0.6800   $      2.0550   $      2.0400

FFO PAYOUT RATIO                                                              77.7%           72.2%           81.8%           77.4%
FAD PAYOUT RATIO                                                              95.3%           87.4%          101.8%           89.7%

BALANCE SHEET DATA (END OF PERIOD):

      Real Estate Before Accumulated Depreciation                    $   2,726,351   $   2,710,946
      Real Estate Held For Sale, Net                                         7,157          21,365
      Total Assets                                                       2,641,215       2,633,290
      Debt                                                               1,446,854       1,418,144
      Total Liabilities                                                  1,592,551       1,549,179
      Stockholders' Equity and Minority Interest                     $   1,048,664   $   1,084,111

PROPERTY DATA (END OF PERIOD):

    Total Properties                                                           847             909
    Total Gross Leasable Area (in sq ft)                                58,780,535      61,595,043
    Occupancy                                                                 87.7%           90.3%

(a) Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a further tool to evaluate ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

    As previously announced, the Company simplified and revised its calculation of FFO effective January 1, 2003. Accordingly, for the nine and three months ended September 30, 2003, the Company calculated FFO to be equal to net income available to common stockholders plus depreciation/amortization/impairment on real estate minus accumulated depreciation/amortization/impairment on real estate sold. For periods prior to 2003, including the nine and three months ended September 30, 2002, the Company calculated FFO to be equal to net income available to common stockholders, excluding gains/losses from debt restructuring and sales of depreciated property (other than Net Economic Gains (Losses) on sales of properties related to the Company's Integrated Industrial Solutions TM ("IIS") activities), plus depreciation and amortization (other than amortization of deferred financing costs, interest rate protection agreements and corporate F,F&E) and after adjustments for unconsolidated partnerships and joint ventures. Net Economic Gains (Losses) are calculated by subtracting from gain on sale of real estate (calculated in accordance with GAAP, including gains on sale of real estate classified as discontinued operations) the recapture of accumulated depreciation/amortization on real estate sold.

    NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

    EBITDA is defined as NOI plus the equity in FFO of the Company's joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains (Losses), minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

    FAD is defined as EBITDA minus GAAP interest expense, minus preferred stock dividends, minus straight-line rental income, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

    FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(b) Represents a loss from the early retirement of debt.

(c) In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that the operations and gain (loss) on sale of all properties sold subsequent to December 31, 2001, that were not held for sale at December 31, 2001, and properties that were classified as held for sale subsequent to December 31, 2001, be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

(d) Represents the Company's share of net income, depreciation/amortization of real estate and accumulated depreciation/amortization on real estate sold from the Company's joint ventures in which it owns minority equity interests.

(e) In July 2003, the Securities and Exchange Commission (the "SEC") issued a clarification on Emerging Issues Task Force ("EITF") Abstract, Topic No. D 42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock" ("EITF 42"). This clarification of EITF 42, states for the purpose of calculating the excess of (1) fair value of the consideration to the holders of the preferred stock over (2) the carrying amount of the preferred stock in the balance sheet, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock. This clarification is effective in the first fiscal period ending after September 15, 2003 and requires prior periods presented to be reclassified. Accordingly, the Company has reclassified net income available to common stockholders and net income available to common stockholders per share amounts for the nine months ended September 30, 2002 for the initial issuance of the Company's 8.75%, $.01 par value, Series B Cumulative Preferred Stock which the Company redeemed on May 14, 2002.